THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

OID NOTE

Issuance Date: January 22, 2019	Principal Amount: $300,000.00

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to Horberg Enterprises, LLC (the “Holder”) or its registered assigns or successors in interest, on order, the sum of Three Hundred Thousand Dollars ($300,000.00) (the “Principal Amount”) together with any accrued and unpaid interest hereon, on the One Hundred and Twenty Day anniversary of the date of this Note (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate. Interest payable on this Note shall accrue on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed at a rate per annum (the “Interest Rate”) equal to 16.66% per annum. Interest on the Principal Amount shall be payable in full on the Maturity Date, whether by acceleration or otherwise.

2. Payment of Principal Amount. The Borrower shall pay the Holder the entire Principal Amount of this Note and Accrued Interest, if not earlier, on the Maturity Date in one lump sum payment.

3. Borrower Redemption of Principal Amount. The Borrower will have the option of prepaying the outstanding Principal Amount, in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note.

4. Issuance of Replacement Note. Upon any partial repayment of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been paid.

5. Stock Issuance. The Borrower shall issue the Holder 100,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. which shall be issued in the name of Holder upon closing and funding of this Note. Borrower has the option to repurchase the shares of restricted common stock at $0.50 per share for a period of six months from the date full repayment of this Note is made.

6. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the Note (plus accrued and unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note. The Borrower agrees to a default payment of 5% of the outstanding principal amount per month payable in cash for each 30 days period that the Borrower has not paid the remaining outstanding principal amount of this Note. Upon the 180th day the default fee increases to 15% per month.

The occurrence of any of the following events is an “Event of Default”:

i.Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

7. Original Issued Discount. The Holder fully funds this Note upon transfer of $250,000 to Borrower at closing. The difference between the amount transferred by the Holder to the Borrower and the Principal Amount of this Note is the Original Issued Discount.

8. No Short Selling. The Holder and any of its affiliates will not engage in any short sales with respect to the Common Stock of the Borrower during the term of this Note.

9. Opinion Letter. The Borrower shall be responsible for supplying an opinion letter specific to the fact that the Common Stock issued pursuant to this Note is exempt from registration requirements pursuant to the Securities Act of 1933, as amended. The opinion letter must be acceptable by the Borrower’s Transfer Agent. The associated costs of the opinion letter shall be born solely by the Borrower.

10. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, TN, 37204, facsimile number (312) 589-6765 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

12. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

14. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 22nd day of January, 2019.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO/President

HOLDER:
Horberg Enterprises, LLC

By:	/s/ H. Todd Horberg
H. Todd Horberg
Authorized Signatory of Horberg Enterprises, LLC

Address:

Facsimile Number: